                   ADVA INTERNATIONAL INC CONSULTING AGREEMENT

ADVA is a Delaware Corporations in the business of developing and marketing software for the LINUX OS marketplace.

PREAMBLE: This is an agreement, effective as of Nov 1, 2002 between Tom Kruger
Associates of 2420 Sedley Rd., Charlotte NC 28211 ("Consultant"), and ADVA / GIG
of BTC, Suite 214 Rock Hill, SC ("Client").

PURPOSE: Client wishes to retain the services of Consultant to advise and consult Client in capacity as a financial advisor relative to Client's businesse(s), and Consultant is willing to provide such services.

1.       Consultant agrees, subject to Section 7, that for a period of three (3)
         months, commencing with the effective date of this Agreement, he will, consistent with his other obligations, render to Client such financial consulting services as Client may request relating to the field as set forth in Exhibit A.

2.       Client agrees to reimburse Consultant for such consulting services at the monthly rates shown In Exhibit B, attached Rates. Consultant shall invoice Client monthly for services rendered, and such invoices shall be payable upon receipt. Invoices shall include work provided and a brief description of the services rendered. Upon adequate
         substantiation, Client will reimburse Consultant for all reasonable travel and related expenses incurred by Consultant in connection with any requested business travel by Client. Prior written approval (direct email and fax shall suffice) by Client shall be required for all travel outside the states of North and South Carolina in connection with this
         Agreement.

3.       Consultant shall act as an independent Consultant and not as an agent or employee of Client and Consultant shall make no representation as an agent or employee of Client except as directed by the  CEO and or
         President and agreed to in writing by Consultant. See Exhibit C
         Limitation of Liability.

4.       Consultant shall be responsible for all taxes as an independent contractor. Consultant shall have no authority to bind Client or incur other obligations on behalf of Client unless otherwise directed in writing by the CEO and or President.

5.       Any and all improvements, inventions, discoveries, formulas, processes, or methods within the scope of the business activities of the Company, or any of its affiliates (as such term is defined in Rule 405 under the
         Securities Act of 1933) which Consultant may conceive or make during his consultation period with the Company shall be the sole and exclusive property of the Company or such affiliates. Consultant agrees, whenever requested to do so by the Company and at its expense, to execute and sign any and all applications, assignments, or other instruments, and to do all other things which the Company may deem necessary or appropriate in order to apply for patent or other protection in the United States or any foreign country for such improvements, discoveries, formulas, processes, or methods.

6.       Consultant agrees to hold all Client Proprietary Information in confidence and to treat the Proprietary Information with at least the same degree of care and safeguards that he takes with his own proprietary information. Consultant shall use proprietary Information only in connection with services rendered under this Agreement.
         Proprietary Information shall not be deemed to include information that
         (a) is in or becomes in the public domain without violation of this
         Agreement by Consultant, or (b) is already in the possession of
         Consultant, as evidenced by written documents, prior to the disclosure thereof by Client, or (c) is rightfully received from a third entity having no obligation to Client and without violation of this Agreement by Consultant.

7.       Consultant warrants that he is under no obligation to any other entity that in any way conflicts with this Agreement, that he is free to enter into this Agreement, and is under no obligation to consult for others in areas covered by this Agreement. Consultant shall not, during the term of this Agreement, perform consulting services for others in areas of LINUX software development and sales but shall have the right to perform consulting services for others outside of this specialty.

8.       Client or consultant may terminate this Agreement at any time on thirty
         (30) days advance written notice. Any and all equipment, computers, services or products provided for the Consultant by the Client are to be used solely in the commission of the Consultant's services for the
         Client and remain the property of the Client. Client shall not be held liable for any illegal use of said products or services, or use unrelated to Clients business, by the Consultant or any resulting legal action.

9.       The secrecy provisions of Section 5 hereof shall survive any termination of this Agreement for a period of three (3) years after such termination.

10.      This Agreement is not assignable by either party without the consent of the other.

Signed:                                                 Signed:

 /s/ Tom Kruger                                /s/ Ernst Verdonck
  ------------------------------------          ------------------------------------
For: Tom Kruger Associates (Consultant)            Ernst Verdonck
                                                   CEO and Chairman of the Board

                                                   ADVA INTERNATIONAL INC (Client)

Date:   11/01/02                                   Date:   11/01/02

                                 I.I EXHIBIT A

Consulting Services

It is anticipated that the services provided by the Consultant to the Client shall encompass the following tasks and responsibilities. (This list should not be considered inclusive):

1. Responsibilities

   a. Essential Duties

       i. As a financial Consultant to the CEO and President, Consultant will coordinate the creation of business plans and help in overseeing financial investments and expenditures and perform controller duties.

      ii. Consultant will help establish and oversee financial systems and controls to ensure compliance for all lines of business and monitor financial procedures to meet business objectives.

     iii. Consultant will assist in the creation, implementation and adherence to company financial policies and procedures, government regulations, sound accounting practices (GAAP) and tax and reporting as they relate to company financial activities.

      iv. Consultant will advise and assist in the coordination of the
Corporation's outside auditing firm and corporate and SEC attorneys relating to all financial and SEC reporting issues.

       v. Consultant will advise regarding potential financial liabilities faced by the Company on all fronts, and work with the executive management team to mitigate these liabilities, especially as situations arise which may influence and effect the investment community.

  b. Additional Duties

      i. Assist in raising capital in private and public capital markets including successive stages of corporate financial development.

     ii. Assist in Investor relations activities.

    iii. Advise in the management of the Corporation's insurance, financing, and investment policies and programs.

                                 I.2 EXHIBIT B

Compensation Rates & Rules

Consultant Fees & Expenses

1. Payments to the Consultant by the Client will be at the rate of $75.00 per
hr. US ($6450.00) per month based on a minimum of 86 hours per month. Additional hrs. at Client's request exceeding 86 hrs per month will be reimbursed at a rate of $100.00 per hr.

2. Consultant will provide a monthly invoice at the end of month worked outlining efforts undertaken over this period, Invoice shall be payable upon receipt by Client.

3. Expenses will be billed by Consultant and paid by the Client separately.

4. Monthly status briefs in "bullet point" format shall be provided to the
Client along with invoices.

Stock Options*

6,250 option shares vested January 31,2003

37,500 shares November 1, 2002  for signing new contract

*Consultant will be included in the ADVA International 2001 Stock Option Plan as amended. The exercise price shall be based on the per share market price on the date on which the options are granted by the Board of Directors (the "Grant
Date"). Should the stock be non-trading or there is no bid price available at the Grant Date, the exercise price shall be set at the lesser of the last price quoted for ADII.OB on the Nasdaq OTB:BB or the first price set at the recommencement of trading on the same or other bourse.

                       Exhibit C: Limitation of Liability

This Exhibit, effective as of Nov 1, 2002, by and between ADVA International
Inc. and Tom Kruger Associates relative to an Agreement between the same dated
Nov 1, 2002 ("Consulting Agreement");

The parties agree that:

1.       Effect of Exhibit.  This Exhibit is a modification  of the Agreement only to the extent specifically provided. If there is any conflict between the terms of this Exhibit and the terms of the Agreement, the terms of this Exhibit shall control. Otherwise the terms of the Agreement shall remain in full force and effect as provided therein. Terms used in this Exhibit that are defined in the Agreement shall have the meanings given to them in the Agreement.

2.       Limitation of Liability. To the maximum extent permitted by applicable law, in no event shall the Consultant or his suppliers be liable for any special, incidental, indirect, or consequential damages whatsoever (including, without limitation, damages for loss of business profits, business interruption, loss of business information, or any other pecuniary loss) arising out of the failure to provide advice, support services or products, even if the Consultant has been advised of the possibility of such damages. In any case, the
Consultant's entire liability under any provision of this Agreement shall be limited to the monetary fees charged for the specific advice, service or product in question as provided by this Agreement.

3.       Limitation of Claims. No claim, regardless of form, which in any way arises out of this Agreement or the parties' performance of this Agreement may be made, nor action based upon such a claim brought, by either party more than one (1) year after the termination of this agreement or basis for the claim becomes known to the party desiring to assert it, which ever is shorter.

4.       Force Majeure. Each party's performance of this Agreement is subject to interruption and delay due to causes beyond its reasonable control such as acts of God, acts of any government, war or other hostility, the elements, fire, explosion, power failure, equipment failure, industrial or labor dispute, inability to obtain necessary supplies, health, personal emergencies and the like. In the event of such interruption or delay, the period of performance shall be extended for a period of time equal to the interruption or delay;
provided, however, that, if any such interruption or delay continues for more than ninety (90) days, the party whose performance is not affected may terminate this Agreement immediately upon giving written notice of termination to the other party.

5.       Assignment. Neither this Agreement nor any part or portion hereof shall be assigned, sublicensed or otherwise transferred by either party without the other party's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

6.       Severability. Should any provision of this Agreement be held to be void, invalid, unenforceable or illegal by a court, the validity and enforceability of the other provisions shall not be affected thereby.

7.       Non-Waiver. Failure of either party to enforce any provision of this
Agreement shall not constitute or be construed as a waiver of such provision nor of the right to enforce such provision.

8.       Notices. All  notices required to be given under this Agreement shall be given in writing by personal delivery or by certified or registered mail to
ADVA International Inc. 454 S Anderson Rd. Suite 214 Rock Hill, SC 29730, or
such other address as (Client) may designate and to Tom Kruger Associates 2420
Sedley Rd. Charlotte,NC 28211, or such other address as Consultant may designate.

9.       Choice of Law. This Agreement shall be governed by and interpreted under the laws of the state of South Carolina.

10.      Headings and Captions. The headings and captions contained in this
Agreement are inserted for convenience only and shall not constitute a part hereof.

         In WITNESSOF, the parties have executed this Exhibit:

Signed:                                      Signed:
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              [ENTER FULL NAME]                            (Client)

Date:                                                           Date:
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